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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JUNE 26, 2003
                        (Date of earliest event reported)

                        HORNBECK OFFSHORE SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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
                    DELAWARE                                333-69286                              72-1375844
         (State or other jurisdiction of             (Commission File Number)                   (I.R.S. Employer
          incorporation or organization)                                                     Identification Number)

            414 NORTH CAUSEWAY BLVD
                 MANDEVILLE, LA                                                                       70448
    (Address of Principal Executive Offices)                                                        (Zip Code)
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                                 (985) 727-2000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Assets

     On June 26, 2003, HOS-IV, LLC ("Buyer"), a wholly-owned subsidiary of Hornbeck Offshore Services, Inc. (the "Company"), completed the acquisition of five 220-foot class deepwater offshore supply vessels ("OSVs") and their related business from Candy Marine Investment Corporation ("Seller"), an affiliate of Candy Fleet Corporation ("Candy Fleet"), a privately held marine vessel operator in the Gulf of Mexico. The transaction was consummated pursuant to the terms of an Asset Purchase Agreement dated June 20, 2003 by and among Buyer, Seller, Candy Fleet and Kenneth I. Nelkin. The aggregate purchase price paid by the Buyer in this transaction was $45 million, and was determined based on arms-length negotiations between the parties. The $39 million cash portion of the purchase price was funded with a combination of borrowings under the Company's revolving credit facility with Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp. and Southwest Bank of Texas, N.A., as lenders, and from partial proceeds of a $30 million private offering of the Company's common stock. The remaining portion of the purchase price consisted of $6 million of the Company's common stock, which was issued to the Seller in connection with the private offering. The Company plans to continue operating the acquired OSVs, which have an average age of approximately 4.5 years, in the deepwater Gulf of Mexico.

     The Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the terms of the acquisition does not purport to be complete and is qualified by reference to such Exhibit.

     On July 7, 2003, the Company issued a press release, attached hereto as
Exhibit 99.1, announcing the above referenced acquisition.

ITEM 5 - OTHER EVENTS

     Amendment to Credit Facility

     Effective on June 26, 2003, the Company amended its $50 million revolving credit facility with Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp. and Southwest Bank of Texas, N.A., as lenders, to increase its borrowing base from $25 million to $50 million. In connection with such amendment, the Company pledged two of its existing offshore supply vessels, with an aggregate orderly liquidation value of at least $25 million as required by the amended credit facility, as additional collateral. Consequently, the revolving credit facility is collateralized by six of the Company's offshore service vessels and four of its ocean-going tugs. The Buyer is also a guarantor of the debt under such credit facility.

     The Second Amendment to Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the amendment to the revolving credit facility does not purport to be complete and is qualified by reference to such Exhibit.


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     Completion of Private Offering

     On July 3, 2003, the Company completed a private offering of its common stock to certain of its existing stockholders and other investors who qualified as accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The issuance of these shares of common stock is exempt from registration under
Section 4(2) of the Securities Act in accordance with Rule 506 of Regulation D promulgated under the Securities Act. As of such date, the Company had received payments or irrevocable, unconditional and binding subscriptions for 6,000,000 shares, which will result in gross proceeds of $30,000,000, including $6 million of the Company's common stock that was issued to the Seller in connection with the above referenced acquisition.

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Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)         Exhibits.

            2.1 Asset Purchase Agreement dated as of June 20, 2003 by and among HOS-IV, LLC, Candy Marine Investment Corporation, Candy Fleet Corporation and Kenneth I. Nelkin, and joined for limited purposes by Hornbeck Offshore Services, Inc.

           10.1 Second Amendment to Credit Agreement dated as of June 18, 2003 by and among Hornbeck Offshore Services, Inc. and Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp. and Southwest Bank of Texas, N.A., as lenders.

           99.1   Press Release, dated July 7, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Hornbeck Offshore Services, Inc.


Date:  July 7, 2003                    By: /s/ JAMES O. HARP, JR.
                                           ----------------------------------
                                           James O. Harp, Jr.
                                           Vice President and Chief
                                           Financial Officer



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                                  EXHIBIT INDEX

        Exhibit No.                Description
        ----------                 -----------
            2.1 Asset Purchase Agreement dated as of June 20, 2003 by and among HOS-IV, LLC, Candy Marine Investment Corporation, Candy Fleet Corporation and Kenneth I. Nelkin, and joined for limited purposes by Hornbeck Offshore Services, Inc.

           10.1 Second Amendment to Credit Agreement dated as of June 18, 2003 by and among Hornbeck Offshore Services, Inc. and Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp. and Southwest Bank of Texas, N.A., as lenders.

           99.1   Press Release, dated July 7, 2003.